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                                                                   EXHIBIT 4.195

                            CERTIFICATE OF FORMATION
                                       OF
                        BLACK STALLION COAL COMPANY, LLC

     1. The name of the limited liability company is Black Stallion Coal Company, LLC.


     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


     3. This Certificate of formation shall be effective on January 28, 2004

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Black Stallion Coal Company, LLC this 28th day of January, 2004.


                                        s/Lori J. Mason
                                        -----------------

                                        Lori J. Mason - Secretary

     State of Delaware
     Secretary of State
  Division of Corporations
Delivered 03:43 PM 01/28/2004
  FILED 03:17 PM 01/28/2004
SRV-040059740 - 3757877 FILE